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PROVIDENT AMERICAN CORPORATION                                        EXHIBIT 11
COMPUTATION OF EARNINGS (LOSS) PER SHARE
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(In thousands except per share data)                                                 Twelve Months Ended December 31, 2000
                                                                                       2000         1999            1998
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
Primary Earnings (Loss) Per Share
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NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                                    $    (35,016)  $   (46,601)    $ (12,410)
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WEIGHTED AVERAGE SHARES:
   Common stock                                                                        13,082        12,260        10,331
   Common stock equivalents applicable to stock options and warrants                        *             *             *
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      Total                                                                            13,082        12,260        10,331
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PRIMARY EARNINGS (LOSS) PER SHARE:                                               $      (2.68)  $     (3.80)    $   (1.20)
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Fully Diluted Earnings (Loss) Per Share
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NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                                    $    (35,016)  $   (46,601)    $ (12,410)
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WEIGHTED AVERAGE SHARES:
   Common stock                                                                        13,082        12,260        10,331
   Common stock equivalents applicable to stock options and warrants                        *             *             *
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      Total                                                                            13,082        12,260        10,331
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FULLY DILUTED EARNINGS (LOSS) PER SHARE:                                         $      (2.68)  $     (3.80)    $   (1.20)
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   * Anti-dilutive; therefore effects have been excluded.